Exhibit 99.1
October 29, 2009
DTE Energy reports third quarter 2009 results; maintains updated 2009 earnings guidance
DETROIT — DTE Energy (NYSE:DTE) today reported third quarter 2009 earnings of $158 million, or $0.96 per diluted share, compared with $177 million, or $1.08 per diluted share, in the third quarter of 2008.
Operating earnings for the third quarter 2009 were $157 million, or $0.95 per diluted share, compared with third quarter 2008 operating earnings of $173 million, or $1.06 per diluted share. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.
Reported earnings for the nine months ended September 30, 2009 were $419 million or $2.55 per diluted share, versus $417 million or $2.55 per diluted share in 2008. Reported earnings in 2008 included $0.50 per share related to the sale of a portion of the company’s Barnett Shale natural gas property. Year-to-date operating earnings were $427 million or $2.61 per diluted share, compared with $329 million or $2.00 per diluted share in 2008.
“We are very proud of what we accomplished this year,” said Anthony F. Earley Jr., DTE Energy Chairman and CEO. “Balance sheet and liquidity remain solid, operational metrics have improved across the board, and we successfully executed key regulatory proceedings, including implementing renewable energy and energy optimization plans and filing rate cases at both utilities. Continued focus on these priorities, as well as expanding our continuous improvement efforts, has allowed DTE Energy to remain financially healthy during these turbulent times.
“We still have work to do, however. Neither of our utilities will earn their allowed rate of return this year, although continuous improvement initiatives have allowed them to perform very well in a difficult environment,” Earley added. “Solid performance from the utilities, coupled with non-utility performance that is ahead of plan, allowed us to increase our earnings guidance earlier this month.”
As previously announced, the company updated earnings guidance from $2.75 to $3.05 per share to $3.20 to $3.40 per share at its October 19, 2009 Analyst Meeting.
Third quarter 2009 operating earnings results, by segment:
Utilities
Electric Utility: Operating earnings for Detroit Edison were $0.95 per diluted share versus $0.98 in 2008. Drivers of the variance were a 7% reduction in sales volumes due to the economy and an additional 4% lower sales volumes due to cooler weather; partially offset by December 2008 and July 2009 rate increases, as well as continuous improvement and one-time cost reductions.
Gas Utility: MichCon had a seasonal operating loss of $0.14 per diluted share, compared with an operating loss of $0.08 per diluted share in 2008. The quarter-over-quarter variance is primarily due to increased benefits, interest and depreciation expenses in 2009 and a tax refund in 2008.
Non-Utilities
Gas Midstream: Operating earnings of $0.08 per diluted share were greater than 2008 operating earnings of $0.07 per diluted share, primarily due to increased pipeline revenues.

Unconventional Gas Production: This segment had an operating loss of $0.01 per diluted share, down from third quarter 2008 operating earnings of $0.02 per diluted share. Lower commodity prices in 2009 were the primary driver of this variance.
Power and Industrial Projects: Operating earnings were $0.04 per diluted share, compared with operating earnings of $0.15 per diluted share in 2008. Earnings in 2008 were higher than normal due to higher coke production and an intercompany interest true-up with Corporate and Other.
Energy Trading: Energy Trading had operating earnings of $0.04 per diluted share versus operating earnings of $0.10 per diluted share in the third quarter of 2008. Lower realized gains were the primary driver of the quarter-over-quarter variance.
Corporate and Other: The Corporate and Other segment had an operating loss of $0.01 per diluted share compared to the operating loss of $0.18 per diluted share in the third quarter of 2008. Driving performance was lower interest and a 2008 intercompany interest true-up with Power and Industrial Projects.
Outlook for 2009
“Continuous improvement efforts at DTE Energy continue to evolve, mature and accelerate,” said David E. Meador, DTE Energy executive vice-president and chief financial officer. “I am pleased to report that our continuous improvement initiatives are yielding substantial and sustainable results. These successful efforts, coupled with strong earnings from our non-utilities and one-time tax benefits, resulted in solid year-to-date earnings.
“I am also happy to report that these earnings results were achieved without compromising on customer service, safety or system reliability,” Meador added. “The dedicated efforts of our employees toward maintaining and improving these standards has resulted in increased reliability at our power plants, safety results that are top decile in the industry and customer satisfaction that has remained consistent in tough economic times. Continued focus on these metrics remains a priority for DTE Energy.”
Conference call and webcast information
This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.
DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9:00 a.m. EDT Friday, October 30, to discuss third quarter earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com. The telephone dial-in numbers are (877) 419-6593 or (719) 325-4887. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 11 a.m. October 30 to November 13. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 7542853.
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production, and power and industrial projects. Information about DTE Energy is available at dteenergy.com.

Use of Operating Earnings Information — In this release, DTE Energy discusses 2009 operating earnings guidance. It is likely that certain items that impact the company’s 2009 reported results will be excluded from operating results. Reconciliations to the comparable 2009 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
Many factors may impact forward-looking statements including, but not limited to, the following: the length and severity of ongoing economic decline resulting in lower demand, customer conservation and increased thefts of electricity and gas; changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; high levels of uncollectible accounts receivable; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; potential for continued loss on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the timing and extent of changes in interest rates; the level of borrowings; the availability, cost, coverage and terms of insurance and stability of insurance providers; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, and a carbon tax or cap and trade structure; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and binding arbitration, litigation and related appeals. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2008 Forms 10-K and 2009 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
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For further information, members of the media may contact:
Scott Simons (313) 235-8808
Lorie N. Kessler (313) 235-8807
Analysts — for further information:
Dan Miner (313) 235-5525
Lisa Muschong (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions, Except per Share Amounts)	2009	2008	2009	2008
Operating Revenues	$1,961	$2,338	$5,904	$7,159

Operating Expenses
Fuel, purchased power and gas	735	1,034	2,272	3,332
Operation and maintenance	554	628	1,740	2,081
Depreciation, depletion and amortization	266	235	738	677
Taxes other than income	63	71	204	229
Gain on sale of non-utility assets	—	—	—	(128)
Other asset (gains) and losses, reserves and impairments, net	—	(5)	(3)	7

	1,618	1,963	4,951	6,198

Operating Income	343	375	953	961

Other (Income) and Deductions
Interest expense	143	125	409	371
Interest income	(11)	(5)	(17)	(13)
Other income	(28)	(34)	(74)	(74)
Other expenses	8	22	17	45

	112	108	335	329

Income Before Income Taxes	231	267	618	632

Income Tax Provision	73	97	197	231

Income from Continuing Operations	158	170	421	401

Discontinued Operations Income, net of tax	—	8	—	22

Net Income	158	178	421	423

Less: Net Income Attributable to the Noncontrolling Interests From
Continuing operations	—	1	2	4
Discontinued operations	—	—	—	2

	—	1	2	6

Net Income Attributable to DTE Energy Company	$158	$177	$419	$417

Basic Earnings per Common Share
Income from continuing operations	$0.96	$1.03	$2.55	$2.43
Discontinued operations	—	0.05	—	0.12

Total	$0.96	$1.08	$2.55	$2.55

Diluted Earnings per Common Share
Income from continuing operations	$0.96	$1.03	$2.55	$2.43
Discontinued operations	—	0.05	—	0.12

Total	$0.96	$1.08	$2.55	$2.55

Weighted Average Common Shares Outstanding
Basic	165	163	164	163
Diluted	165	163	164	163

Dividends Declared per Common Share	$0.53	$0.53	$1.59	$1.59

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$156	$—		$156	$159	$—		159

Gas Utility	(23)	—		(23)	(15)	2	B	(13)

Non-utility Operations
Gas Midstream	13	—		13	11	—		11

Unconventional Gas Production	(2)	—		(2)	3	—		3

Power and Industrial Projects	10	(1	) A	9	26	—		26

Energy Trading	6	—		6	19	(2	) C	17

Total Non-utility operations	27	(1)		26	59	(2)		57

Corporate and Other	(2)	—		(2)	(34)	4	C	(30)

Income from Continuing Operations	158	(1)		157	169	4		173

Discontinued Operations	—	—		—	8	(8	) D	—

Net Income	$158	$(1)		$157	$177	$(4)		$173

Adjustments key

A)	General Motors accounts receivable bad debt reserve.

B)	Costs to achieve savings from Performance Excellence Process.

C)	Residual hedge impact from Antrim sale.

D)	Results relating to discontinuance of synfuel operations.

DTE Energy Company Segment Diluted Earnings Per Share (Unaudited)

	Three Months September 30
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.95	$—		$0.95	$0.98	$—		$0.98

Gas Utility	(0.14)	—		(0.14)	(0.09)	0.01	B	(0.08)

Non-utility Operations
Gas Midstream	0.08	—		0.08	0.07	—		0.07

Unconventional Gas Production	(0.01)	—		(0.01)	0.02	—		0.02

Power and Industrial Projects	0.05	(0.01	) A	0.04	0.15	—		0.15

Energy Trading	0.04	—		0.04	0.11	(0.01	) C	0.10

Total Non-utility operations	0.16	(0.01)		0.15	0.35	(0.01)		0.34

Corporate and Other	(0.01)	—		(0.01)	(0.21)	0.03	C	(0.18)

Income from Continuing Operations	0.96	(0.01)		0.95	1.03	0.03		1.06

Discontinued Operations	—	—		—	0.05	(0.05	) D	—

Net Income	$0.96	$(0.01)		$0.95	$1.08	$(0.02)		$1.06

Adjustments key

A)	General Motors accounts receivable bad debt reserve.

B)	Costs to achieve savings from Performance Excellence Process.

C)	Residual hedge impact from Antrim sale.

D)	Results relating to discontinuance of synfuel operations.

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30
	2009				2008
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$313	$4	E	$317	$251	$—		$251

Gas Utility	23	—		23	33	3	B	36

Non-utility Operations
Gas Midstream	37	—		37	27	—		27

Unconventional Gas Production	(6)	—		(6)	89	(81	) F	8

Power and Industrial Projects	8	1	E	12	30	1	B	31
		3	A

Energy Trading	73	—		73	36	1	B	37

Total Non-utility operations	112	4		116	182	(79)		103

Corporate and Other	(29)	—		(29)	(69)	6	C	(61)
						2	G

Income from Continuing Operations	419	8		427	397	(68)		329

Discontinued Operations	—	—		—	20	(20	) D	—

Net Income	$419	$8		$427	$417	$(88)		$329

Adjustments key

A)	General Motors accounts receivable bad debt reserve.

B)	Costs to achieve savings from Performance Excellence Process.

C)	Residual hedge impact from Antrim sale.

D)	Results relating to discontinuance of synfuel operations.

E)	Chrysler accounts receivable bad debt reserve.

F)	Gain on sale of Barnett Core.

G)	Residual impact from Crete sale.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30
	2009				2008
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.91	$0.03	E	$1.94	$1.54	$—		$1.54

Gas Utility	0.14	—		0.14	0.20	0.02	B	0.22

Non-utility Operations
Gas Midstream	0.23	—		0.23	0.17	—		0.17

Unconventional Gas Production	(0.04)	—		(0.04)	0.55	(0.50	) F	0.05

Power and Industrial Projects	0.04	0.01	E	0.07	0.18	—		0.18
		0.02	A

Energy Trading	0.45	—		0.45	0.22	—		0.22

Total Non-utility operations	0.68	0.03		0.71	1.12	(0.50)		0.62

Corporate and Other	(0.18)	—		(0.18)	(0.43)	0.04	C	(0.38)
						0.01	G

Income from Continuing Operations	2.55	0.06		2.61	2.43	(0.43)		2.00

Discontinued Operations	—	—		—	0.12	(0.12	) D	—

Net Income	$2.55	$0.06		$2.61	$2.55	$(0.55)		$2.00

Adjustments key

A)	General Motors accounts receivable bad debt reserve.

B)	Costs to achieve savings from Performance Excellence Process.

C)	Residual hedge impact from Antrim sale.

D)	Results relating to discontinuance of synfuel operations.

E)	Chrysler accounts receivable bad debt reserve.

F)	Gain on sale of Barnett Core.

G)	Residual impact from Crete sale.